Exhibit 99.3
Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.7722
jennifer@blueshirtgroup.com
Daniel Chavez Named Senior Vice President and General
Manager of Immersion’s Medical Line of Business
SAN JOSE, Calif., Dec. 8, 2008 (BUSINESS WIRE) — Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology (http://www.immersion.com/corporate/), today announced that Daniel Chavez has been named senior vice president and general manager of Immersion’s Medical line of business.
“Dan has proven to be a first-class general manager and team leader with a very strong customer focus,” said Clent Richardson, Immersion president and CEO. “He demonstrates a keen ability to assess business situations, organize resources, and lead his team to achieve positive results. Further, he has extensive experience with top-tier medical and healthcare companies as well as a broad network of relationships. His background, knowledge, and leadership are keys to capturing the significant global opportunities we have in the medical education and training markets.”
Dan Chavez has been interim general manager of Immersion’s medical line of business since August. He has over 25 years of general management, sales, and marketing experience in the healthcare information technology (HIT) industry. Before joining Immersion, he was an HIT industry consultant focused on business planning, strategic alliance development, product management, and marketing. As senior vice president of Operations for Availity LLC, he took the company from start up to $35 million in revenue, bringing it recognition as the fastest organically grown eHealth enterprise in the country. For Science Applications International Corporation (SAIC), he established the Commercial Health Systems Operation and served as its vice president and general manager. He holds a Bachelor of Arts degree in Economics from San Jose State University and an MBA from the Stanford Graduate School of Business.
“Immersion’s solutions are revolutionizing the fields of medical simulation and education,” said Chavez. “I am intently focused on building and expanding Immersion’s Medical line of business globally.”
About Immersion Medical, Inc. (www.immersionmedical.com)
Immersion Medical, Inc. designs, manufactures, and markets computer-based surgical simulation training systems (http://www.immersion.com/medical/surgical_sim.php) worldwide. The medical and surgical simulators integrate proprietary computer software and tactile feedback robotics to create highly realistic medical simulations that help train clinicians. The company’s key product lines are the Virtual IV system, Endoscopy AccuTouch(R) simulator, CathLabVR(TM) surgical simulator, and LaparoscopyVR(TM) surgical simulation system.
About Immersion (www.immersion.com)
Founded in 1993, Immersion Corporation is the recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion’s advanced touch feedback technology (http://www.immersion.com/corporate/products/), electronic user interfaces are more compelling, entertaining, and in many applications, safer and more productive. Immersion’s technology has helped manufacturers develop innovative and creative solutions for products such as hundreds of video games and leading video console gaming systems, medical training simulators installed around the world, driver controls for automotive manufacturers, and mobile phones, such as those from LG and Samsung. Immersion’s patent portfolio includes over 700 issued or pending patents in the U.S. and other countries.
Forward-Looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any statements of the plans, strategies, and objectives of management for future operations; any statements concerning consumer or market acceptance of simulator products for medical education and training; any statements regarding future financial performance; and statements of belief or assumptions underlying any of the foregoing. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion’s expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in the medical education and training markets; and risks and uncertainties associated with ongoing and prospective litigation.
For a more detailed discussion of these factors and other factors that could cause Immersion’s actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.
Immersion, the Immersion logo, AccuTouch, CathLabVR, and LaparoscopyVR are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.